UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material under §240.14a-12

PTC Inc.
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This Schedule 14A filing consists of the following documents relating to the proposed transaction pursuant to the Agreement and Plan of Merger by and among PTC Inc., Schneider Electric SE and Grand Slam Merger Sub, Inc.

-	LinkedIn Posts
-	Employee Letters
-	Employee FAQ

PTC Social Posts

Cautionary Statement Regarding Forward-Looking Statements about PTC

This document contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. All statements other than statements of historical fact, including statements regarding the expected timing of the closing of the proposed transaction, and PTC future operating, financial and growth expectations made in this document are forward-looking. In many cases, you can identify forward-looking statements by terminology, such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of such terms and other comparable terminology. There may also be other statements of expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are difficult to predict and are generally outside PTC and Schneider Electric’s control, that could cause actual performance or results to differ materially from those expressed in, or implied or projected by, the forward-looking statements. Such risks and uncertainties include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including circumstances requiring PTC to pay the other party a termination fee; the failure to obtain applicable regulatory or PTC shareholder approval in a timely manner or otherwise; the risk that the proposed transaction may not close in the anticipated timeframe or at all due to one or more of the other closing conditions to the transaction not being satisfied or waived; the risk that there may be unexpected costs, charges or expenses resulting from the proposed transaction; risks that the proposed transaction disrupts PTC’s current plans and operations; the risk that certain restrictions during the pendency of the proposed transaction may impact PTC’s ability to pursue certain business opportunities or strategic transactions; risks related to disruption of management’s time and attention from ongoing business operations due to the proposed transaction;

the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of PTC’s common stock, credit ratings or operating results; the risk that the proposed transaction and its announcement could have an adverse effect on PTC’s ability to retain and hire key personnel, retain customers and maintain relationships with its respective business partners, suppliers and customers; and the risk of litigation that could be instituted against the parties to the merger agreement or their respective directors, managers or officers and/or regulatory actions related to the proposed transaction. In addition, the macroeconomic and/or global manufacturing climates may not improve or may deteriorate due to, among other factors, the effects of import tariffs, threats of additional and reciprocal import tariffs, global trade and geopolitical tensions and uncertainty, including the recent military conflict in Iran, volatile foreign exchange rates, high interest rates or increases in interest rates, inflation, and tightening of credit standards and availability, any of which could cause customers to delay or reduce purchases of new software, adopt competing software solutions, reduce the number of subscriptions they carry, or delay payments to us, which would adversely affect PTC’s Annual Run Rate (“ARR”) and/or financial results and cash flow and growth; PTC’s investments in its software solutions, including the integration of artificial intelligence (“AI”) capabilities into its software solutions, may not drive expansion of those solutions and/or generate the ARR and/or cash flow we expect if those capabilities are not made available when or as we expect, if customers are slower to adopt those solutions than we expect, or if customers adopt competing solutions; customers may not build the product data foundations essential for the AI-driven transformation of their business when or as we expect, which could adversely affect PTC’s ARR and/or financial results and cash flow and growth; PTC’s go-to-market realignment and related initiatives may not generate the ARR and/or financial results or cash flow when or as we expect; and foreign exchange rates may differ materially from those we expect. Other risks and uncertainties that could cause actual results to differ materially from those projected are described from time to time in reports PTC files with the U.S. Securities and Exchange Commission, including PTC’s most recent Annual Report on Form 10-K filed on November 21, 2025, Quarterly Reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission. Except to the extent required by law, PTC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving PTC and Schneider Electric. In connection with the proposed transaction, PTC intends to file relevant materials with the SEC, including preliminary and definitive proxy statements on Schedule 14A. The definitive proxy statement (if and when available) will be mailed to PTC’s shareholders. This communication is not a substitute for the proxy statement or any other document that may be filed by PTC with the SEC or sent to its shareholders in connection with the proposed transaction.

BEFORE MAKING ANY DECISION, PTC SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS.

You will be able to obtain a free copy of the proxy statement and other related documents (when available) filed by PTC with the SEC at the website maintained by the SEC at www.sec.gov.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to, and does not constitute or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

PTC and its directors and executive officers and certain of its employees may be deemed to be participants in the solicitation of proxies from PTC’s shareholders in connection with the proposed transaction. Information regarding PTC’s directors and executive officers is set forth under the captions “Proposal 1: Election of Directors,” “Our Executive Officers,” “Corporate Governance and the Board of Directors,” “Stock Owned by Directors and Officers” and “Compensation Discussion and Analysis” in the definitive proxy statement for PTC’s 2026 Annual Meeting of Shareholders filed with the SEC on December 23, 2025, and in PTC’s Current Report on Form 8-K filed with the SEC on February 11, 2026. To the extent holdings of PTC’s securities by its directors or executive officers have changed since the amounts set forth in PTC’s definitive proxy statement for its 2026 Annual Meeting of Shareholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC regarding the proposed transaction if and when they become available.

Subject Line: Our Next Chapter: PTC to Join Schneider Electric

PTC’ers,

Today marks an important day in PTC’s history: we have reached an agreement to be acquired by Schneider Electric – a globally recognized leader in energy management, industrial automation, and industrial AI – in an all-cash transaction that values PTC at approximately $22.6 billion.

The transaction reflects the significant value Schneider Electric sees in our people, products, customers and partners, and growth potential. With the support of Schneider Electric’s resources, scale, and global footprint, this is an incredible opportunity to build on our 40-year history and take PTC to a new level.

We see this happening in a few ways.

First, our core mission continues: develop the most modern, advanced software tools for our customers to design, build, and maintain great products that impact the world. We will continue growing our market leadership in CAD, PLM, ALM, and SLM, building our relationships with the best manufacturers and product companies in the world, and cementing ourselves as the embedded AI leader our customers and partners can trust.

But reaching a new level also means becoming part of something bigger, something more ambitious. When the acquisition closes, PTC will operate within Schneider Electric’s software group, alongside two other prominent software divisions: AVEVA and Cognite. AVEVA is a global leader in manufacturing design, operations, and optimization software. Cognite – which Schneider Electric is also in the process of acquiring – has built one of the most powerful industrial AI software platforms. Together, we will create one of the strongest, most differentiated industrial software and AI portfolios and elevate the scope and impact of what we deliver for customers globally – helping them design faster, build right the first time, operate more efficiently, and continuously improve the next generation of products and systems. This combined portfolio will be the strongest realization of our Intelligent Product Lifecycle vision.

The proposed software group consisting of PTC, AVEVA, and Cognite will remain autonomous within Schneider Electric and report directly to their CEO, Olivier Blum. Together, the businesses will have approximately $6 billion in revenue, more than 50,000 customers, and over 15,000 employees worldwide. As part of Schneider Electric, all three businesses will be able to operate at a greater scale than ever before, and we are excited for all the opportunities that come with that.

We should take great pride in joining an industry leader of Schneider Electric’s reputation and caliber. It is a testament to the talent of our team, the strength and breadth of our products, and our deep and longstanding relationships with our customers and partners. We have Schneider Electric’s full support to continue executing like we have been and building a durable, long-term growth business.

We look forward to the journey ahead, creating opportunities for the teams globally, and realizing the potential of what our companies can accomplish together.

More About Schneider Electric and a Message from Olivier Blum

Many of us are familiar with Schneider Electric as one of PTC’s largest CAD, PLM, SLM, and AI customers. More broadly, Schneider Electric is a globally recognized industry leader in energy management, industrial automation, and industrial AI. It proudly stands as one of the world’s most sustainable companies and is on the frontlines of the energy transition that is powering the global AI infrastructure buildout. Schneider Electric has operations in more than 100 countries, has a market capitalization of approximately $190 billion, and employs over 160,000 people globally.

Please read this welcome message from Schneider Electric CEO Olivier Blum with his thoughts on the broader Schneider Electric-PTC relationship and their ambition to lead the new era of energy and industrial intelligence.

What Happens Next

Today’s announcement is the first step in the process to join Schneider Electric.

We expect the transaction to close by the third quarter of calendar year 2027, subject to customary closing conditions, including approval by PTC’s shareholders and receipt of required regulatory approvals.

Until the transaction closes, PTC and Schneider Electric remain separate public companies, and it is business as usual.

Our operations and day-to-day priorities remain the same, and our focus is on executing our FY’27 plan. All upcoming events, activities, and milestones – PTC SPARK, annual performance reviews and our compensation cycle, Pulse on PTC, PTC NEXT in Barcelona, our new Pune office opening, our participation at CES and Paris Air Show, etc. – will take place as planned.

Over the coming months, we will work closely with Schneider Electric as the transaction progresses. We will share more information on plans to bring PTC and Schneider Electric together as they develop.

Pulse on PTC Meeting

We will host a special Pulse on PTC today at 11:00am ET to discuss the announcement. You will receive an invite shortly. In the meantime, we have published FAQs on the Hub, addressing questions that may be top of mind.

I’d like to close out by recognizing all the hard work, dedication, and teamwork from the many generations of PTC employees – including everyone on Team PTC today – that is making this exciting next chapter possible.

Thank you for everything.

Neil

Cautionary Statement Regarding Forward-Looking Statements

This document contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. All statements other than statements of historical fact, including statements regarding the expected timing of the closing of the proposed transaction, and PTC’s future operating, financial and growth expectations made in this document are forward-looking. In many cases, you can identify forward-looking statements by terminology, such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of such terms and other comparable terminology. There may also be other statements of expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are difficult to predict and are generally outside PTC and Schneider Electric’s control, that could cause actual performance or results to differ materially from those expressed in, or implied or projected by, the forward-looking statements. Such risks and uncertainties include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including circumstances requiring PTC to pay the other party a termination fee; the failure to obtain applicable regulatory or PTC shareholder approval in a timely manner or otherwise; the risk that the proposed transaction may not close in the anticipated timeframe or at all due to one or more of the other closing conditions to the transaction not being satisfied or waived; the risk that there may be unexpected costs, charges or expenses resulting from the proposed transaction; risks that the proposed transaction disrupts PTC’s current plans and operations; the risk that certain restrictions during the pendency of the proposed transaction may impact PTC’s ability to pursue certain business opportunities or strategic transactions; risks related to disruption of management’s time and attention from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of PTC’s common stock, credit ratings or operating results; the risk that the proposed transaction and its announcement could have an adverse effect on PTC’s ability to retain and hire key personnel, retain customers and maintain relationships with its respective business partners, suppliers and customers; and the risk of litigation that could be instituted against the parties to the merger agreement or their respective directors, managers or officers and/or regulatory actions related to the proposed transaction. In addition, the macroeconomic and/or global manufacturing climates may not improve or may deteriorate due to, among other factors, the effects of import tariffs, threats of additional and reciprocal import tariffs, global trade and geopolitical tensions and uncertainty, including the recent military conflict in Iran, volatile foreign exchange rates, high interest rates or increases in interest rates, inflation, and tightening of credit standards and availability, any of which could cause customers to delay or reduce purchases of new software, adopt competing software solutions, reduce the number of subscriptions they carry, or delay payments to us, which would adversely affect PTC’s Annual Run Rate (“ARR”) and/or financial results and cash flow and growth; PTC’s investments in its software solutions, including the integration of artificial intelligence (“AI”) capabilities into its software solutions, may not drive expansion of those solutions and/or generate the ARR and/or cash flow we expect if those capabilities are not made available when or as we expect, if customers are slower to adopt those solutions than we expect, or if customers adopt competing solutions; customers may not build the product data foundations essential for the AI-driven transformation of their business when or as we expect, which could adversely affect PTC’s ARR and/or financial results and cash flow and growth; PTC’s go-to-market realignment and related initiatives may not generate the ARR and/or financial results or cash flow when or as we expect; and foreign exchange rates may differ materially from those we expect. Other risks and uncertainties that could cause actual results to differ materially from those projected are described from time to time in reports PTC files with the U.S. Securities and Exchange Commission, including PTC’s most recent Annual Report on Form 10-K filed on November 21, 2025, Quarterly Reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission. Except to the extent required by law, PTC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving PTC and Schneider Electric. In connection with the proposed transaction, PTC intends to file relevant materials with the SEC, including preliminary and definitive proxy statements on Schedule 14A. The definitive proxy statement (if and when available) will be mailed to PTC’s shareholders. This communication is not a substitute for the proxy statement or any other document that may be filed by PTC with the SEC or send to its shareholders in connection with the proposed transaction.

BEFORE MAKING ANY DECISION, PTC SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS.

You will be able to obtain a free copy of the proxy statement and other related documents (when available) filed by PTC with the SEC at the website maintained by the SEC at www.sec.gov.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to, and does not constitute or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

PTC and its directors and executive officers and certain of its employees may be deemed to be participants in the solicitation of proxies from PTC’s shareholders in connection with the proposed transaction. Information regarding PTC’s directors and executive officers is set forth under the captions “Proposal 1: Election of Directors,” “Our Executive Officers,” “Corporate Governance and the Board of Directors,” “Stock Owned by Directors and Officers” and “Compensation Discussion and Analysis” in the definitive proxy statement for PTC’s 2026 Annual Meeting of

Shareholders filed with the SEC on December 23, 2025, and in PTC’s Current Report on Form 8-K filed with the SEC on February 11, 2026. To the extent holdings of PTC’s securities by its directors or executive officers have changed since the amounts set forth in PTC’s definitive proxy statement for its 2026 Annual Meeting of Shareholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC regarding the proposed transaction if and when they become available.

Message from Olivier Blum, CEO Schneider Electric

Dear PTC team,

As you have seen, Schneider Electric announced that it has signed a definitive agreement to acquire PTC. I wanted to reach out directly to introduce myself and share why we believe bringing our companies together represents an exciting opportunity for both PTC and Schneider Electric.

At Schneider Electric, we believe we are entering a new era of Energy & Industrial Intelligence, as industrial AI becomes increasingly embedded in physical products, assets and enterprise operations. We have built distinctive capabilities across energy management, automation, industrial software and the operation and optimization of physical assets. PTC brings highly complementary capabilities in product design, engineering and lifecycle management, together with the trusted product and engineering data that underpin them.

Together, we would have the opportunity to bridge the physical and digital worlds across the full lifecycle. By connecting and contextualizing data across the lifecycle of products and assets, we believe we can create a powerful data foundation for the next generation of Industrial AI, helping customers optimize the design, build, operation and maintenance of their systems with greater intelligence at every step.

We also believe Schneider Electric can create new opportunities for PTC. Our global presence, customer relationships and energy and industrial ecosystem can help extend PTC’s capabilities to a broader range of customers and end-markets. Together, we would create a leading, scaled and open industrial software and AI franchise.

I have tremendous respect for what the PTC team has built under Neil’s leadership: a highquality industrial software and intelligence platform, differentiated technology and deep engineering and software expertise. Those strengths, and the talent across the PTC organization, are a significant part of what makes the opportunity to bring our companies together so exciting for us. We look forward to welcoming PTC employees to Schneider Electric after the transaction closes.

What happens next

We intend for PTC to become part of a software group within Schneider Electric alongside our existing divisions, AVEVA and Cognite, which will remain autonomous and report directly to me. Our guiding principle for this future organization will be to preserve the capabilities, talent and customer proximity that have made each business successful, while creating opportunities to bring their complementary strengths together through greater strategic alignment, commercial coordination and a common technology vision, and to help spearhead Schneider Electric’s Software Defined transformation.

We also recognize the strength of PTC’s management and deep expertise across the business as we move forward. As part of Schneider Electric, we see the potential to create an even stronger home for software talent, bringing together teams to work on complex and critical business challenges at significant scale.

I know you will have questions about what the announcement means for PTC and what comes next. We will share more information as planning progresses and decisions are made. The transaction is expected to close by Q3 2027, subject to customary closing conditions, including approval by PTC shareholders and receipt of required regulatory approvals. Until then, PTC and Schneider Electric will remain separate companies, and it remains business as usual.

During this period, please continue to work through your existing PTC contacts and channels and refrain from contacting Schneider Electric team members directly regarding the transaction or potential future integration.

We will work closely with PTC’s leadership as the transaction progresses and share more information as plans develop. In the meantime, please continue to follow guidance from the PTC leadership team.

I look forward to sharing more with you in the months ahead and, once the transaction closes, to what we can build and accomplish together.

Best,

Olivier Blum

Chief Executive Officer of Schneider Electric

Acquisition Overview

1.	Who is Schneider Electric?

Many of us are familiar with Schneider Electric as one of PTC’s largest CAD, PLM, SLM, and AI customers. More broadly, Schneider Electric is a globally recognized industry leader in energy management, industrial automation, and industrial AI. It proudly stands as one of the world’s most sustainable companies, and it is on the frontlines of the energy transition that is powering the global AI infrastructure buildout. Schneider Electric has operations in more than 100 countries, has a market capitalization of approximately $190 billion, and employs over 160,000 people globally.

2.	Why is Schneider Electric acquiring PTC?

Schneider Electric is acquiring PTC as an important step forward in its ambition to lead the new era of energy and industrial intelligence. As part of this ambition, Schneider Electric is building an industry-leading software group. Today, the group includes AVEVA, a recognized leader in manufacturing design, operations, and optimization. Schneider Electric is also completing an acquisition of Cognite, which offers one of the strongest Industrial AI platforms. The addition of PTC will help create one of the strongest, most differentiated software and AI portfolios and elevate the scope and impact of what we deliver for customers globally – whether that’s designing products faster, building products right the first time, operating more efficiently, or continuously improving the next generation of products and systems.

In the context of Schneider Electric’s broader business, we are creating the industry’s most complete software and AI powerhouse and the highest-quality portfolio bridging the physical and digital worlds.

3.	How does the acquisition benefit PTC?

Joining Schneider Electric is an incredible opportunity to elevate the scope and impact of what we deliver for our customers globally. We gain substantial scale and resources to enhance our strengths in CAD, PLM, ALM, SLM, and embedded AI, advance our Intelligent Product Lifecycle vision, and expand our business into more geographies and end markets to serve more customers.

When the acquisition is complete, PTC will operate as part of Schneider Electric’s industry-leading software group. Today, the group includes AVEVA, a recognized leader in manufacturing design, operations, and optimization. Schneider Electric is also completing an acquisition of Cognite, which offers one of the strongest Industrial AI platforms. The addition of PTC will help create one of the strongest, most differentiated software and AI portfolios and help us drive more value for customers across the full lifecycle – whether that’s designing products faster, building products right the first time, operating more efficiently, or continuously improving the next generation of products and systems.

4.	What is the purchase price?

PTC is being acquired by Schneider Electric for $205 per share in an all-cash transaction valued at approximately $22.6 billion.

5.	When is the transaction expected to close?

We expect the acquisition to close by the third quarter of calendar year 2027, subject to customary closing conditions, including approval by PTC’s shareholders, and the receipt of required regulatory approvals.

6.	Will my job change?

No, there are no job changes as part of today’s announcement. It is business as usual.

7.	Will PTC operate as a standalone business?

When the acquisition closes, PTC will operate within Schneider Electric’s industry-leading software group, alongside AVEVA and Cognite. The proposed software group will operate autonomously within Schneider Electric and report directly to their CEO, Olivier Blum. Together, the businesses will have approximately $6 billion in revenue, more than 50,000 customers, and over 15,000 employees worldwide.

8.	Does Neil continue as President and CEO of PTC?

Yes, there is no change to Neil’s role as part of today’s announcement.

9.	Are there any changes to PTC’s executive leadership team?

There are no changes to our executive leadership team as part of today’s announcement.

10.	Does PTC still need to meet its FY’27 plan?

Yes, PTC remains an independent public company until the acquisition is complete. It is critical for PTC to operate business as usual and deliver on our plan for the new fiscal year, including sales and ARR growth targets, product roadmaps, planned investments, and normal efforts to optimize our organization and work processes.

Compensation and Benefits

11.	Will there be any changes to my compensation and benefits?

There are no changes to compensation and benefits as part of today’s announcement. It is business as usual. We will continue our current programs through closing (including the current FY’27 Q1 performance review and compensation planning cycle) and will likely continue our current programs for a period following closing.

12.	What happens to my bonus for FY’26?

It is business as usual. FY’26 bonuses will be paid as normal, based on FY’26 performance and manager discretion.

13.	What happens to my bonus for FY’27?

We will continue our annual bonus program in FY’27.

14.	Will I continue to be subject to trading windows?

Yes. PTC’s trading windows remain in effect for as long as it is an independent public company.

15.	What happens to PTC’s Employee Stock Purchase Plan (ESPP)?

The current offering period (August 1, 2026 – January 31, 2027) for ESPP is the final one. New participants are unable to join, and current participants cannot increase their contributions.

If you are enrolled in the current ESPP offering period and the closing happens prior to the ending date of January 31, 2027, the ending date will be adjusted to a date before the closing date, and shares will be purchased with contributions held through the adjusted ending date. There is no action needed at this time, and you will receive more information should the current offering period be shortened due to the closing date.

If the current period ends before closing, purchase happens on the normal date with the normal discount and no new period starts.

If the acquisition does not close before January 31, 2027, a new offer period will not start thereafter.

When the acquisition closes, ESPP shares that are still held will be paid out in cash for $205 per share.

16.	What happens to my vested and unvested PTC equity?

Your equity will continue to vest as scheduled. Equity that is vested and owned will be paid out in cash at the time of closing for $205 per share.

If you continue employment with Schneider Electric after the acquisition closes, your unvested equity – including unvested equity granted between now and close – will convert to cash awards for $205 per share and be paid on the same schedule as the original award(s). You must stay with Schneider Electric for the duration of this vesting schedule for these cash awards to vest.

17.	Will the acquisition result in job eliminations?

There are no job eliminations as part of today’s announcement. We will operate as an independent public company until the acquisition is completed.

In terms of job eliminations after the acquisition is completed, it is too early to speculate on what the future organization will look like, and it is business as usual. While there is always a possibility of role eliminations with an acquisition of this size, in general, this acquisition represents Schneider Electric’s commitment to invest in PTC’s growth and expansion over time, and their guiding principle is to preserve the capabilities, talent, and customer proximity that has made PTC successful.

18.	If my role is eliminated because of the acquisition, will I be eligible for severance?

Yes, if your role is eliminated because of the acquisition, you will be eligible for severance.

19.	What happens to my unvested equity if my employment is terminated after the acquisition closes?

Your outstanding awards granted prior to close will fully accelerate and be paid in cash worth $205 per share if your employment is terminated without cause prior to the final scheduled vesting date.

20.	What happens to my PTC equity if I voluntarily leave before or after the transaction closes?

As is the case now, if you voluntarily leave, your equity is forfeited.

21.	What happens if I’m on a leave of absence?

It is business as usual. Please continue your leave as scheduled.

22.	What happens if I am on a work-sponsored Visa?

There is no impact on your work authorization, and we will continue to partner with you on immigration needs.

Customers and Partners

23.	How does the acquisition benefit customers?

By joining Schneider Electric, we gain substantial scale and resources to enhance our mission of developing the most modern, advanced software tools to help our customers design, build, and maintain great products that impact the world.

When the acquisition is complete, PTC will operate as part of Schneider Electric’s industry-leading software group. Today, the group includes AVEVA, a recognized leader in manufacturing design, operations, and optimization. Schneider Electric is also completing an acquisition of Cognite, which offers one of the strongest Industrial AI platforms. The addition of PTC will help create one of the strongest, most differentiated software and AI portfolios and elevate the scope and impact of what we deliver for customers globally – whether that’s designing products faster, building products right the first time, operating more efficiently, or continuously improving the next generation of products and systems.

24.	If a PTC customer is a competitor of Schneider Electric, will they still be able to use PTC’s solutions?

Yes. We do not expect the acquisition to change any of our customer relationships. Our priority with all customers is to deliver increasing value over time.

25.	Will a customer or partner’s PTC contacts change?

There are no changes to PTC customer or partner contacts as part of today’s announcement. It is business as usual.

26.	Who should customers and partners contact with additional questions?

Customers and partners should direct questions to their usual PTC contact.

27.	What happens to existing partner agreements?

There are no changes to partner agreements as part of today’s announcement. It is business as usual.

Integration Plans

28.	When will employees learn more about the integration plan?

It’s important to remember this announcement is just the first step in the process of bringing our companies together. We expect the transaction to close by the third quarter of calendar year 2027. We will provide updates on the integration planning process as appropriate. These updates will be available on the Schneider Electric Acquisition Hub page.

29.	Are we allowed to contact Schneider Electric employees?

No, we should not contact Schneider Electric’s employees as it relates to the proposed acquisition or potential future integration. If you have a day-to-day business relationship with Schneider Electric (e.g., you are the Schneider Electric account owner), you should continue operating business as usual.

30.	If an employee loses their job as part of the acquisition, will they receive severance?

Yes, should employment be terminated as part of the acquisition without cause, affected employees will receive severance.

31.	Will there be changes to PTC offices/facilities?

There are no changes to PTC offices/facilities as part of today’s announcement. It is business as usual.

32.	If I am currently hiring for an open position, am I allowed to continue hiring a candidate?

It is business as usual. Please continue working with your manager and HR business partner to hire for open positions.

Communications

33.	What should I do if I am contacted by outside parties about this announcement?

Customer and partner inquiries should be managed by their usual PTC contact.

Media inquiries should be directed to Greg Payne.

Industry analyst (Gartner, Forrester, IDC, etc.) inquiries should be directed to Dave Duncan.

Investor or financial analyst inquiries should be directed to Mike Maguire.

34.	Can I/should I post about the announcement on social media?

As PTC is a publicly traded company, there are strict legal rules and regulations that determine what and how we are able to share information about today’s announcement, including on social media.

Employees can “like” and/or “repost” – without comment. However, employees should not post individual or personal comments about the transaction on social media as doing so can have ramifications with respect to PTC’s disclosure requirements with the U.S. Securities and Exchange Commission.

35.	Who should employees contact with additional questions?

Please send additional questions to comms_support@ptc.com. We will review questions sent to this inbox and add the most common ones to the FAQ document on the Hub page.

Cautionary Statement Regarding Forward-Looking Statements about PTC

This document contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. All statements other than statements of historical fact, including statements regarding the expected timing of the closing of the proposed transaction, and PTC future operating, financial and growth expectations made in this document are forward-looking. In many cases, you can identify forward-looking statements by terminology, such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of such terms and other comparable terminology. There may also be other statements of expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are difficult to predict and are generally outside PTC and Schneider Electric’s control, that could cause actual performance or results to differ materially from those expressed in, or implied or projected by, the forward-looking statements. Such risks and uncertainties include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including circumstances requiring PTC to pay the other party a termination fee; the failure to obtain applicable regulatory or PTC shareholder approval in a timely manner or otherwise; the risk that the proposed transaction may not close in the anticipated timeframe or at all due to one or more of the other closing conditions to the transaction not being satisfied or waived; the risk that there may be unexpected costs, charges or expenses resulting from the proposed transaction; risks that the proposed transaction disrupts PTC’s current plans and operations; the risk that certain restrictions during the pendency of the proposed transaction may impact PTC’s ability to pursue certain business opportunities or strategic transactions; risks related to disruption of management’s time and attention from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of PTC’s common stock, credit ratings or operating results; the risk that the proposed transaction and its announcement could have an adverse effect on PTC’s ability to retain and hire key personnel, retain customers and maintain relationships with its respective business partners, suppliers and customers; and the risk of litigation that could be instituted against the parties to the merger agreement or their respective directors, managers or officers and/or regulatory actions related to the proposed transaction. In addition, the macroeconomic and/or global manufacturing climates may not improve or may deteriorate due to, among other factors, the effects of import tariffs, threats of additional and reciprocal import tariffs, global trade and geopolitical tensions and uncertainty, including the recent military conflict in Iran, volatile foreign exchange rates, high interest rates or increases in interest rates, inflation, and tightening of credit standards and availability, any of which could cause customers to delay or reduce purchases of new software, adopt competing software solutions, reduce the number of subscriptions they carry, or delay payments to us, which would adversely affect PTC’s Annual Run Rate (“ARR”) and/or financial results and cash flow and growth; PTC’s investments in its software solutions, including the integration of artificial intelligence (“AI”) capabilities into its software solutions, may not drive expansion of those solutions and/or generate the ARR and/or cash flow we expect if those capabilities are not made available when or as we expect, if customers are slower to adopt those solutions than we expect, or if customers adopt competing solutions; customers may not build the product data foundations essential for the AI-driven transformation of their business when or as we expect, which could adversely affect PTC’s ARR and/or financial results and cash flow and growth; PTC’s go-to-market realignment and related initiatives may not generate the ARR and/or financial results or cash flow when or as we expect; and foreign exchange rates may differ materially from those we expect. Other risks and uncertainties that could cause actual results to differ materially from those projected are described from time to time in reports PTC files with the U.S. Securities and Exchange Commission, including PTC’s most recent Annual Report on Form 10-K filed on November 21, 2025, Quarterly Reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission. Except to the extent required by law, PTC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving PTC and Schneider Electric. In connection with the proposed transaction, PTC intends to file relevant materials with the SEC, including preliminary and definitive proxy statements on Schedule 14A. The definitive proxy statement (if and when available) will be mailed to PTC’s shareholders. This communication is not a substitute for the proxy statement or any other document that may be filed by PTC with the SEC or send to its shareholders in connection with the proposed transaction.

BEFORE MAKING ANY DECISION, PTC SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS.

You will be able to obtain a free copy of the proxy statement and other related documents (when available) filed by PTC with the SEC at the website maintained by the SEC at www.sec.gov.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to, and does not constitute or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

PTC and its directors and executive officers and certain of its employees may be deemed to be participants in the solicitation of proxies from PTC’s shareholders in connection with the proposed transaction. Information regarding PTC’s directors and executive officers is set forth under the captions “Proposal 1: Election of Directors,” “Our Executive Officers,” “Corporate Governance and the Board of Directors,” “Stock Owned by Directors and Officers” and “Compensation Discussion and Analysis” in the definitive proxy statement for PTC’s 2026 Annual Meeting of Shareholders filed with the SEC on December 23, 2025, and in PTC’s Current Report on Form 8-K filed with the SEC on February 11, 2026. To the extent holdings of PTC’s securities by its directors or executive officers have changed since the amounts set forth in PTC’s definitive proxy statement for its 2026 Annual Meeting of Shareholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC regarding the proposed transaction if and when they become available.